Exhibit 99.1

The Bon-Ton Stores, Inc. Announces Brendan L. Hoffman’s Term as President and Chief Executive Officer Will End in 2015

YORK, Pa.--(BUSINESS WIRE)--March 11, 2014--The Bon-Ton Stores, Inc. (NASDAQ:BONT) today announced that Brendan L. Hoffman, President and Chief Executive Officer, has notified the Company’s Board of Directors that he will not renew his employment agreement with the Company at its expiration on February 7, 2015. Therefore, Mr. Hoffman’s term as President and Chief Executive Officer will end, and he will also resign as a director of the Company, on February 7, 2015.

Mr. Hoffman stated, “I am extremely proud of the Bon-Ton team and what we have accomplished since I joined in 2012. I truly enjoyed working for the Company these past two years. However, I have made the difficult decision to end my tenure with the Company for strictly personal reasons. I remain committed to continuing to execute the strategic initiatives we put forward as the Company searches for a new chief executive officer.”

Tim Grumbacher, Bon-Ton’s Chairman of the Board commented, “While I regret that Brendan will be leaving Bon-Ton when his contract expires, I respect his decision. Brendan has my personal best wishes for success going forward. On behalf of the entire Board of Directors, I offer Brendan our thanks for his outstanding work at Bon-Ton. The initiatives he implemented and the direction he brought to the Company have built the foundation for a successful future for our Company. The advance notice Brendan has given should afford the Company an opportunity to find and attract a talented leader to assume the role he is vacating and ensure a smooth transition. Until then, we look forward to working with Brendan and taking advantage of his continued services to the Company.”

The Board of Directors will undertake a national search to find a chief executive officer to succeed Mr. Hoffman.

The Bon-Ton Stores, Inc., with corporate headquarters in York, Pennsylvania and Milwaukee, Wisconsin, operates 270 department stores, which includes 10 furniture galleries, in 25 states in the Northeast, Midwest and upper Great Plains under the Bon-Ton, Bergner’s, Boston Store, Carson’s, Elder-Beerman, Herberger’s and Younkers nameplates. The stores offer a broad assortment of national and private brand fashion apparel and accessories for women, men and children, as well as cosmetics and home furnishings. For further information, please visit the investor relations section of the Company’s website at http://investors.bonton.com.

Certain information included in this press release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as “may,” “could,” “will,” “plan,” “expect,” “anticipate,” “estimate,” “project,” “intend” or other similar expressions, involve important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Factors that could cause such differences include, but are not limited to: risks related to retail businesses generally; a significant and prolonged deterioration of general economic conditions which could negatively impact the Company in a number of ways, including the potential write-down of the current valuation of intangible assets and deferred taxes; risks related to the Company’s proprietary credit card program; potential increases in pension obligations; consumer spending patterns, debt levels, and the availability and cost of consumer credit; additional competition from existing and new competitors; inflation; deflation; changes in the costs of fuel and other energy and transportation costs; weather conditions that could negatively impact sales; uncertainties associated with expanding or remodeling existing stores; the ability to attract and retain qualified management; the dependence upon relationships with vendors and their factors; a data security breach or system failure; the ability to reduce or control SG&A expenses, including initiatives to reduce expenses and improve efficiency; operational disruptions; unsuccessful marketing initiatives; the ability to expand our capacity and efficiency through our new eCommerce fulfillment center; changes in, or the failure to successfully implement our key strategies, including initiatives to improve our merchandising, marketing and operations; adverse outcomes in litigation; the incurrence of unplanned capital expenditures; the ability to obtain financing for working capital, capital expenditures and general corporate purpose; the impact of regulatory requirements including the Health Care Reform Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act; the inability or limitations on the Company’s ability to favorably adjust the valuation allowance on deferred tax assets; and the financial condition of mall operators. Additional factors that could cause the Company’s actual results to differ from those contained in these forward-looking statements are discussed in greater detail under Item 1A of the Company’s Form 10-K filed with the Securities and Exchange Commission.

CONTACT:
Mary Kerr
Vice President
Investor & Public Relations
717-751-3071
mkerr@bonton.com